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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


To Ply Gem Industries, Inc.


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 26, 2004, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-114041) and related Prospectus of Ply Gem Industries, Inc. for the registration of $225,000,000 9% Senior Subordinated Notes due 2012.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
June 18, 2004